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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 8, 2009

STONELEIGH PARTNERS ACQUISITION CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33502	20-3483933
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 Marshall St., Suite 104, South Norwalk, CT	06854
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:                                                                                                           (203) 663-4204

555 Fifth Avenue, New York, New York 10017
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

Stoneleigh Partners Acquisition Corp. (“Stoneleigh”) announced that as it continues its search for a target business with which to complete a business combination, it is considering all alternatives to protect stockholder value.  Stoneleigh is a structured blank check company formed to complete a business combination with an unidentified operating business.  Pursuant to the terms of its certificate of incorporation, Stoneleigh’s corporate existence will cease on May 31, 2009 and it will return the proceeds held in its trust account to the holders of the shares of common stock sold in its initial public offering (“IPO”).  The Board of Directors believes that given additional time and the elimination of the blank check company-related provisions of its certificate of incorporation, management will be able to identify a smaller target business that can increase stockholder value and be a viable alternative to Stoneleigh’s existing structure.  As a result, the Board has authorized management to explore the feasibility of implementing an alternative structure in the event Stoneleigh is unable to identify a suitable target business despite its continuing efforts.

One alternative Stoneleigh is exploring would be to conduct an exchange offer together with amending its certificate of incorporation to continue its corporate existence and remove the blank check company related provisions put in place at the time of its IPO.  Stockholders would have the option to retain their common stock and receive their pro rata portion of the trust account (as well as a pro rata portion and the cash out of the trust account) upon liquidation of the trust account on May 31, 2009.    Alternatively, stockholders would be offered the opportunity to exchange their common stock for a return of approximately 80% to 85% of the IPO unit price ($6.40-$6.80) and shares of a to be created series of preferred stock with a stated value of approximately $1.20 to $1.60 in cash (the difference between $8.00 and the per share cash returned to the stockholder) which would be convertible into an incremental number of shares of common stock.  The per share amount held in Stoneleigh’s trust account for all shares tendered in the exchange offer would be released from the trust account.  A substantial portion of the released cash would be delivered to the holder, together with preferred stock, as consideration for the exchange of the holder’s common stock.  The remainder of the released cash would be retained by Stoneleigh out of the trust account.

The foregoing would be subject to numerous conditions, including Stoneleigh establishing the final terms of the exchange offer, a minimum number of shares of common stock tendering in the exchange offer and Stoneleigh’s stockholders approving amendments to Stoneleigh’s certificate of incorporation and certain other actions to permit the exchange offer at a stockholder meeting called for such purposes and through the solicitation of proxies by a proxy statement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 8, 2009	STONELEIGH PARTNERS ACQUISITION CORP.
By: /s/ James A. Coyne Name: James A. Coyne Title: Vice Chairman and Chief Financial Officer

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